UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2026
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

MediaAlpha, Inc. (the “Company”) previously disclosed that it is a party to a Tax Receivables Agreement dated October 27, 2020 (as amended, the “TRA”), pursuant to which, among other things, the Company will pay the counterparties to the TRA 85% of the cash savings, if any, in U.S. federal, state and local income tax that the Company realizes (or in some cases is deemed to realize) as a result of increases in the tax basis of the assets of QL Holdings LLC (“QLH”) due to exchanges of Class B-1 units of QLH and certain other events.

On June 25, 2026, the Company entered into an Assignment, Assumption and Termination Agreement (the “Agreement”) with Insignia A QL Holdings, LLC and Insignia QL Holdings, LLC (collectively, “Insignia”), pursuant to which the Company purchased Insignia’s interest in the TRA. The Company purchased these liabilities for $31.0 million in cash, a discount of $37.7 million, or 55%, to the estimated total value as of March 31, 2026.

As of March 31, 2026, the Company’s estimated future liability under the TRA was $123.4 million, of which $68.7 million related to Insignia. Following consummation of these transactions, the Company estimates that the total remaining liability under the TRA will be approximately $55.0 million as of June 30, 2026.

The terms of the foregoing transactions were approved by the Company’s Board of Directors, a majority of which is composed of independent and disinterested directors who are independent of, and not affiliated with, the counterparties to the TRA or their respective affiliates, including in accordance with the Company’s Policy and Procedures Governing Related Person Transactions.

The Agreement does not constitute a change of control or an early termination under the TRA. Remaining payments under the TRA will continue with respect to the remaining counterparties.

The Company funded such payment from its subsidiaries’ cash on hand and borrowings under its secured revolving credit facility. To provide the Company with the cash to purchase Insignia’s TRA interest, QLH (a partnership subsidiary of the Company) made a pro rata distribution to its members, which included certain directors and executive officers of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated by reference.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the Company’s Tax Receivables Agreement and the estimated total remaining liability under the Tax Receivables Agreement. These forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission, including the Form 10-K filed on February 23, 2026 and the Form 10-Q filed on April 29, 2026. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this Current Report on Form 8-K.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Assignment, Assumption and Termination Agreement dated June 25, 2026 by and among the Company, Insignia A QL Holdings, LLC and Insignia QL Holdings, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: June 29, 2026	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary